Exhibit 10.1


           SETTLEMENT AND RELEASE AGREEMENT and PLAN OR REORGANIZATION

     This Settlement and Release Agreement ("Agreement") is entered into and effective this 10th day of March 2005, by and between Lifeline Therapeutics, Inc., a Colorado corporation ("LT") and Lifeline Nutraceuticals Corp., a Colorado corporation ("LN") and Michael Barber, an individual residing at 2880
S. Locust Street, North Tower - 406, Denver, CO 80222 ("Barber") (each a "Party" and collectively the "Parties").

         In consideration of the (i) recitals, representations and warranties, which are expressly incorporated as a part of this Agreement and (ii) the promises and obligations of the Parties as set out in this Agreement, the Parties agree as follows:

                                   I. RECITALS

          A. LN is a privately-held company that is involved in the dietary supplement industry, sometimes referred to as the nutraceutical industry.

          B. LT is a publicly traded company that is the parent company of LN, and is or intends to be involved in the nutraceutical, cosmeceutical and pharmaceutical industries.

          C. Barber is a former employee, Officer and Director of LN. On July 15, 2003, Barber entered into an Employment Agreement with LN.

          D. On August 15, 2003, Barber was issued 4,500,000 shares of common stock in LN (the "LN Common Stock"). Barber contends that the LN Common Stock was properly and validly issued and Barber paid all sums due and owing for it.

          E. On April 7, 2004, Barber executed a written Resignation, resigning as an officer and director of LN. Barber terminated his Employment Agreement as well.

          F. A dispute has arisen between Barber, LN and LT regarding the circumstances under which Barber obtained the LN Common Stock and the disposition of that stock.

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


          G. The Parties desire to avoid the uncertainty, time, and expense of litigating their dispute.

          H. The Parties have reached a settlement of this dispute, and through this Agreement, desire to memorialize their settlement.

               II. REPRESENTATIONS AND WARRANTIES OF THE PARTIES:

     The following are not all of the representations and warranties of the Parties; these relate directly to the ownership of the shares that will be exchanged pursuant to this Agreement:

          (A) Barber represents and warrants that:

               (1) He is the sole owner of and has full power and authority to convey good and marketable title to the LN Common Stock, free and clear of any mortgages, liens, restrictions, security interests, claims, rights of another or encumbrances. He has not assigned, sold, conveyed, hypothecated, licensed, leased, partitioned, pledged, granted, exchanged or otherwise transferred (voluntarily or involuntarily), any of the LN Common Stock. Any such transfer will not be recognized by LN or LT.

               (2) The 4,500,000 shares of LN Common Stock are the only shares of LN stock that Barber has ever owned or held and that Barber has no other stock, options, warrants or any other interests in LN or LT, or right to purchase any other interests in LN or LT, except as set forth in this Agreement.

          (B) LN and LT represent and warrant that:

               (1) LN and LT are corporations duly organized, validly existing and in good standing under the laws of the State of Colorado.

               (2) LN and LT have full corporate power and authority to enter into and perform this Agreement. This Agreement has been, and any ancillary documents will be, duly executed and delivered by duly authorized officers of LN or LT.

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                      III. TERMS, COVENANTS AND CONDITIONS

          A. Share Exchange. LT agrees to deliver to Barber 1,000,000 shares of restricted voting common stock of LT (the "Restricted Stock")in exchange for Barber's assignment and delivery of all of the LN Common Stock held by him, directly or indirectly (the "Exchange"). The parties shall cooperate, use their respective best efforts and take such actions and execute such documents (including a Plan of Reorganization, resolutions and consents, stock powers, and record-keeping and tax reporting requirements) as reasonably necessary to structure the Exchange as a tax-free reorganization within the meaning of section 368(a)(1)(B) of the Internal Revenue Code. It is understood that neither LT nor LN shall be responsible for any taxes, interest or penalties payable by Barber if the Exchange does not qualify as a tax-free reorganization and this Agreement is in no way contingent on the same.

     (1) At the time this Agreement is executed (the "Closing"), Barber will deliver to LT the original certificate(s) representing the LN Common Stock to be delivered by him pursuant to the Paragraph A. immediately above (the "LN Stock Certificates") and LT will deliver, at the same time, to Barber the original certificates representing the Restricted Stock. The LN Stock Certificate(s) shall be accompanied by original stock powers (in the form attached hereto as Exhibit A)duly endorsed in blank or accompanied by duly executed assignment documents in form and substance satisfactory to LT.
     (2) LT agrees to grant to Barber registration rights for the Restricted Stock on a pari passu basis with the registration rights to be granted to the investors in connection with the financing described below. LT agrees to use its best efforts to register the Restricted Stock for resale by Barber at the time it undertakes its first registration of shares subsequent to the possible financing that LT is currently discussing with Keating & Co. LT further agrees to use its best efforts to keep such registration statement current and effective until the earlier of (i) the

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     date by which all of the Restricted Shares have been sold or (ii) the date by which all of the Restricted Shares may be sold pursuant to Rule 144(k). All of Barber's shares shall be subject to volume limitations on the amount that may be sold under the registration statement in accordance with the following: immediately after the effective date of the registration statement, but not prior to such date, Barber may sell up to 150,000 of the Restricted Shares. Thereafter Barber may sell increments of up to 150,000 of the Restricted Shares in each subsequent ninety (90) day period. Notwithstanding the limitations on the number of shares that may be sold by Barber set forth in the immediately preceding sentence, (i) Barber may sell the Restricted Shares in private placements immediately following the date hereof and (ii) in the event the registration statement on which the Restricted Shares were registered is not current or effective and Barber is not able to sell his shares, then Barber shall be permitted to sell such shares that he would have otherwise been able to sell if the registration statement was current and effective without affecting and in addition to the volume limitations set forth above. Subject to the approval of LT, such approval not to be unreasonably withheld or delayed, Barber may transfer his shares in a private sale to any person (i) if such person agrees to be bound by the volume limitations set forth above or (ii) if Barber's sale is within the volume limitations set forth above. Notwithstanding anything else in this paragraph, Barber agrees to comply with all state and federal securities laws and regulations with respect to the disposition of the shares of LT that Barber receives pursuant to this Agreement. LT further agrees to use its best efforts to remove all legends from the stock certificates representing such securities upon the request of Barber if such legends are no longer applicable, including if such shares are eligible for resale pursuant to Rule 144(k) of the Securities Act of 1933, as amended. Notwithstanding anything to the contrary contained herein, LT agrees to use its best efforts to file for registration of Barber's

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     securities no later than the earlier of (i) the date LT registers its first registration statement following the date hereof or (ii) within 45 days after the closing of the financing that LT is currently discussing with Keating & Co.

          B. Compensation Payment to Barber. In consideration of Barber's covenant not to compete as provided in this Agreement, LN shall deliver to Barber or Barber's counsel the sum of Two Hundred Fifty Thousand Dollars ($250,000), payable as follows:

               (1) One Hundred Twenty-Five Thousand Dollars ($125,000) at the Closing; and

               (2) One Hundred Twenty-Five Thousand Dollars ($125,000)on April 15, 2005.

     The payments shall be delivered in the form of a cashier's check or wire transfer of immediately available funds to the bank account(s) nominated by Barber. As to the payment due on April 15, 2005, LN shall deliver to Barber an unconditional Promissory Note in favor of Barber and as to which LN is the Maker in the amount of $125,000 due and payable on April 15, 2005, with interest accruing from that date forward, if unpaid, at a rate of 8% per annum. The Promissory Note shall be in a form reasonably acceptable to Barber and LN and shall be attached hereto as Exhibit B. If LN makes payment to Barber of this April 15, 2005 payment of $125,000 by that date, Barber shall cancel the Promissory Note and return it to LN.

          C. Amounts Owed to Barber; Withholding Liabilities. Any and all amounts that may be owed to Barber for services rendered, costs, expenses and any other matters through the date of this Agreement, and expressly not including those amounts set forth in paragraph III.B. above, are fully and permanently cancelled. Barber permanently waives his rights to claim any amounts owed for services rendered, costs, expenses, and any other amounts advanced or claimed as owed by LN or LT through the date of this Agreement, and expressly not including those amounts set forth in paragraph III.B. above. In addition, Barber agrees to pay all federal and state income, FICA

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     and Medicare taxes due in connection with cancellation of the advances described in paragraph III.D. below.

          D. Prior Compensation. Barber received payment from LN for services that may have involved various fund raising activities on behalf of LN. The Parties acknowledge that any monies or other compensation paid to Barber was not payment of commission(s), but constituted an advance to Barber as an employee of LN. LN and LT acknowledge and agree that Barber has no obligation to pay or repay to LN or LT any monies, including any monies or other compensation previously paid to him by LN.

          E. No Admission of Liability. The Parties are entering into this Agreement as a method of resolving and compromising their dispute and, therefore, LN and LT, by entering this Agreement, are not admitting any liability to Barber or any entity or individual associated with Barber. LN and LT expressly deny any such liability. Further, by entering into this Agreement, Barber is not admitting any liability to LN and LT. Barber expressly denies any such liability.

          F. No Rights to Additional Interests. Barber represents and warrants to LN and LT that, except as set forth in this Agreement, he waives any and all claims to any stock, membership units and other possible ownership or other interests and rights in LT or LN .

          G. Association with LN or LT. Barber agrees that he will never in his own name or through any individual or entity with whom he is associated in any capacity ever voluntarily advertise, publicize or publicly disclose, any former or present association with LN or LT. However, LN and LT agree that Barber shall be entitled to and have the right to disclose his entire employment history. In addition, Barber agree that he will not be involved with any type of communication intended for public viewing that compare the benefits of any LT or LN product with any product with which Barber has any involvement. Further, Barber agrees that he will not refer to or cite or cause others to refer or cite to Dr. Joe McCord, including, but not limited to, (i) any comment or other communication of any kind that directly or ultimately emanated from Dr. Mc Cord or that describes Dr. Mc Cord and any of his scientific work and (ii) any test or study in which Dr. McCord has had some role, including any report of such test or study.

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


          H. Restrictions on Competition.

          (1) Barber agrees that for one year from the date of this Agreement that he will and shall not knowingly (a) apply for or be employed by or contract with, and (b) acquire, either directly or indirectly, any ownership or other interest in, any individual or entity, throughout the world, that at that time markets, sells, distributes or manufactures any dietary or food supplement product that competes or is intended to compete with Protandim or CMX-1152 or both of them, including knockoffs or derivatives of either Protandim or CMX-1152. A product will be conclusively deemed to compete or intended to compete with Protandim or CMX-1152 if:

               a. That product contains two or more of the following ingredients or extracts of those ingredients, all of which are in or intended to be in Protandim: (i) Ashwagandha, (ii) Bacopa, (iii) Green Tea, (iv) Milk Thistle, (v) Tumeric, (vi) Gotu Kola, (vii) Ginkgo Biloba, (viii) Aloe Vera; or if

               b. That product is promoted, in any way, as being able to provide or deliver a health benefit to a human being by affecting, in any way, one or more of the following substances or the production by the human body of one or more of those substances: (i) SOD, which is superoxide dismutases and (ii) CAT, which is catalase; or if

               c. That product is promoted, designed or formulated to affect the human body in any way that is similar to the way in which CMX-1152 or Protandim is now or may be promoted, designed or formulated, as described on Protandim.com and lifelinenutraceuticals.com or any other website owned or controlled by LN, LT or CereMedix. Subject to the provisions of subparagraphs a., b. immediately above and the first

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


          sentence of this subparagraph c. , LN and LT acknowledge and agree that Barber shall have and retains the right to market products which may claim to promote (i) general health and well being, including, without limitation, reduction of inflammation, improvement of heart health, improvement of digestive problems, improvement of or benefits to brain function, increased sexual function, improved oxygen absorption, and reduction of plaque or (ii) anti-aging benefits. Subject to the provisions of subparagraphs a., b. and the first sentence of this subparagraph, LN and LT further acknowledge and agree that Barber shall have and retains the right to market and distribute krill products. .

          (2) Barber acknowledges and agrees that (a) the non-competition agreements and covenants set forth above are (i) reasonable and valid in time and geographical scope and (ii) essential to protect the value of the business and assets of LN and LT and (b) through his ownership of a substantial portion of the LN Common Stock and his relationship and employment with LN or LT or both, Barber has obtained valuable knowledge, contacts, know-how, training and experience and there is a substantial probability that such knowledge, know-how, contacts, training and experience could be used to the substantial advantage of a competitor of LN and LT and to the substantial detriment of LN and LT.

          I. No Dissemination of Information or Documents. Barber represents and warrants that he shall not send, deliver or otherwise disseminate any information about LN or LT, including but not limited to their products, marketing plans, schedules, agreements, contacts, business relationships, business plans, employees, internal-decisions and decision-making, contracts, company structure, members, investors, finances, and financial plans, or anything that would constitute a trade secret under the Colorado Trade Secrets Act, to any third-party, including but not limited to competitors of LN and LT, the FDA, FTC or SEC, and any other governmental entity or agency, other than as required by other and other than to his

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     certified public accountants, tax advisors or preparers, attorneys and insurers for purposes of obtaining professional advice.

          J. No Delivery of Documents. By signing below, Barber represents and warrants to LN and LT that:

          (1) he will deliver to their legal counsel, at Closing, all records, documents, notes, and other written materials of any nature whatsoever that are in his possession or over which he has control regarding LN or LT (the "Lifeline Documents"), other than those records, documents, notes, or other written materials of any nature whatsoever necessary for tax purposes which he may retain, and legal counsel for Barber may retain one copy of all such materials and may keep those in his possession for a period of four years after the date of the execution of this Agreement; after the expiration of that four year period, all such documents will be destroyed by his legal counsel, except Barber and his legal counsel may retain a copy of this Agreement and legal counsel may retain legal counsel's notes, memoranda and other communications with (i) legal counsel for LN and LT and (ii) with LN and LT;

          (2) he has not given copies of any of the Lifeline Documents to any third-party except to his legal counsel and tax advisor or preparer; and

          (3) he does not have nor has he given to any third-party any documents, records or other items in any form that in any way contain the information that was in the Lifeline Documents, except to his legal counsel and tax advisor or preparer.

          K. Nondisclosure. Each Party represents and warrants that neither this Agreement nor the contents of this Agreement have been disclosed by him or it to any person other than the Parties and their respective legal counsel and will not be disclosed to any other persons except as set forth herein or pursuant to an order of Court or written mutual consent of the Parties. Each Party agrees that he or it will not disclose or disseminate to any individual or entity a copy of this Agreement nor any information related to this Agreement except as follows:

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          (1) this Agreement can be provided to the Parties' certified public accountants, tax advisors or preparers, attorneys and insurers provided that each of these recipients agrees not disclose or disseminate the Agreement without the express consent of both Barber and LT (or legal counsel to LT);

          (2) Barber will notify LT in the event that he receives a subpoena, court order, or request from a governmental agency (collectively referred to as a "Formal Request") for a copy of the Agreement or information contained in the Agreement. LT, at its sole expense, shall have the right to file and pursue any objection it desires to attempt to limit or prevent the delivery by Barber of the Agreement or the information contained in this Agreement ("Lifeline's Objections"). LT shall immediately provide Barber copies of all documents filed in this regard. Barber shall fully and timely comply with any Formal Request, unless that Formal Request is modified or quashed as a result of LT's Objections, and then Barber shall fully and timely comply with that Formal Request as it is modified or quashed as a result of a legally binding ruling on LT's Objections. Barber has no obligation on his own to file any objection to any Formal Request.

          L. Non-Disparagement. Each Party agrees that he or it will not provide information, issue statements, or take any action, directly or indirectly, that disparages the other Parties or their respective officers, directors, employees or agents.

          M. Mutual Statement. Any Party may make the following statement if asked about any dispute or issue between them or about the resolution of that dispute: "We have satisfactorily resolved the differences between us, and are unable to provide any additional information about this matter."

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          N. Release by Barber. Barber, on his own behalf and on behalf of his present and prior subrogors and subrogees, successors and/or assigns, hereby absolutely and forever releases, acquits, satisfies and discharges LN and LT and any and all of their respective directors, spouses, officers, employees, shareholders, attorneys, accountants, predecessors, successors and affiliates (the "LN/LT Released Parties"), of and from any and all rights, claims, demands, damages, debts, liabilities, accounts, covenants, rights to indemnification, liens, attorneys' fees, costs, expenses, actions and causes of action of every kind and nature whatsoever, now known or unknown, suspected or unsuspected, in law or in equity, which Barber owns or holds, or at any time heretofore has ever had, owned or held, or may hereafter have, own or hold, based upon, related to or arising out of (i) the prior business relationship between Barber and LN or LT, and (ii) any other matter, act, failure to act, fact, event, happening, occurrence or omission existing or occurring prior to the date hereof. Barber further irrevocably covenants and agrees to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against the LN/LT Released Parties, based upon any matter purported to be released hereby.

          O. Indemnification. Each party agrees to indemnify and hold the other harmless from all liability, including costs and attorneys fees, associated with any misrepresentations or breach of the covenants and agreements contained herein by such party.

          P. Release by LN and LT. LN and LT, on behalf of their members, affiliates, successors, assigns, heirs, employees, representatives, agents, managers, members, officers, directors, shareholders, attorneys, accountants, advisors, and insurers hereby absolutely and forever release, acquit, satisfy and discharge Barber and his present and prior subrogors and subrogees, successors and/or assigns, attorneys and accountants (the "Barber Released Parties") from any and all rights, claims, demands, damages, debts, liabilities, accounts, covenants, rights to indemnification, liens, attorneys' fees, costs, expenses, actions and causes of action of every kind and nature whatsoever, now known or unknown,

                                       11
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     suspected or unsuspected, in law or in equity, which LN or LT or both own or hold, or at any time heretofore have ever had, owned or held, or may hereafter have, own or hold, based upon, related to or arising out of (i) the prior business relationship between Barber and LN or LT, (ii) the Exchange that will occur upon or after the execution of this Agreement, including, without limitation, (a) any claims relating to or arising from any problems, difficulty, delay or increased costs in raising money or inability to raise money or to list on a public exchange as a result of or in any part due to Barber being an LT shareholder or (b) any scrutiny, evaluation or investigation of LT by the National Association of Securities Dealers, Inc., the Securities and Exchange Commission, a state securities agency, or any stock exchange as a result of or in any part due to Barber being an LT shareholder, and (iii) any other matter, act, failure to act, fact, event, happening, occurrence or omission existing or occurring prior to the date hereof. LN and LT further irrevocably covenant and agree to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against the Barber Released Parties, based upon any matter purported to be released hereby.

          Q. Advice of Counsel. Barber, LN and LT each represent, acknowledge and agree that:

          (1) They have each had the opportunity to seek independent legal counsel prior to their execution of this Agreement;

          (2) The legal nature and effect of this Agreement has been fully explained to them by such independent counsel;

          (3) They fully understand the terms, provisions and ramifications of this Agreement;

          (4) They are relying solely upon their own judgment and the advice of their own independent and independently chosen counsel in executing this Agreement;

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          (5) Except for the representations and warranties of a Party as set forth in this Agreement, they have not relied upon any representation or statement of any other Party to this Agreement, any employee or agent of any such Party, or counsel for any other Party in executing this Agreement; and

          (6) Subject to the representations and warranties that are in this Agreement, each Party is aware that his or its attorneys or advisors may, after this Agreement is signed, discover facts different from or in addition to the facts that he or it or that Party's attorneys or advisors now know or believe to be true with respect to the subject matter of this Agreement; that the intention of each Party is to fully and finally release each other person or entity released by them, as set forth in this Agreement, from any and all liabilities and claims which have arisen, are now arising, or may in the future arise in connection with or in any way related to the matters referred to in this Agreement.

          R. No Assignment. Each Party represents and warrants to the other Parties that he or it has not sold, transferred or assigned any of part or all of any claim that he or it may have against another Party.

          S. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado. Venue for any lawsuit regarding this Agreement shall be the Denver County, Colorado, state district court and the U.S. District Court for the District of Colorado.

          T. Counterparts. This Agreement may be executed in counterparts, with each counterpart being an original document, and all counterparts together constituting a single agreement.

          U. Merger. This Agreement states the entire agreement and the full understanding between the Parties, and supersedes all prior discussions or negotiations, and there are no further understandings or agreements, oral or written, relating to the subject matter of this Agreement.

          V. Legal Fees and Expenses. Each Party agrees to bear his or its own costs, including attorneys' fees, in connection with the negotiation, preparation and execution of this Agreement, and any other matters which are the subject of this Agreement. The prevailing party in any lawsuit arising from this Agreement shall be entitled to an award of its reasonable attorneys' fees, court costs and other reasonable out-of-pocket expenses as well as any other legal or equitable relief to which that party may be entitled.

          W. Severability. If any provision of this Agreement shall be deemed void, invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired.

          X. Rules of Construction. The Parties agree that each of them has reviewed and/or revised this Agreement so that the normal rules of construction to the effect that any ambiguities in the Agreement are to be resolved against the drafting Party shall not be employed in interpreting or construing this Agreement.

          Y. Modifications. No modification of this Agreement shall be effective unless in writing and signed by the Party against whom it is sought to be enforced.

          Z. Successors in Interest. This Agreement is and shall be binding upon and inure to the benefit of the heirs and successors of each Party.

          AA. Paragraph Headings. Paragraph headings are for reference purposes only and do not affect the interpretation of this Agreement.

          BB. Fax Signatures. Fax signatures are fully binding on the Parties. If the Agreement is signed via fax, duplicate originals will promptly be signed by the Parties so that each Party will have a fully signed original Agreement for his records.

          CC. Notices. All notices which are given pursuant this Agreement shall be either hand-delivered or sent by a combination of e-mail and regular U.S. Mail or a recognized overnight delivery service. Such notices shall be

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


     sent to the Parties at the addresses set forth below or to such other address designated by the Party to whom notice is to be given.

           To Barber:                          2880 South Locust Street
                                               North Tower - 406
                                               Denver, CO  80222

           With a copy to:                     Martin D. Litt, Esq.
                                               Holme Roberts & Owen LLP
                                               1700 Lincoln, Ste. 4100
                                               Denver, Colorado 80203

           To LN:Lifeline Nutraceuticals Corp.
                                               Attention: Bill Driscoll
                                               President and CEO
                                               6400 S. Fiddler's Green Circle
                                               Suite 1750
                                               Englewood, CO 80111

           To LT:Lifeline Therapeutics, Inc.
                                               Attention: Bill Driscoll
                                               President and CEO
                                               6400 S. Fiddler's Green Circle
                                               Suite 1750
                                               Englewood, CO 80111

           With a copy to:                     James R. Prochnow
                                               Greenberg Traurig, LLP
                                               1200 17th Street, Suite 2400
                                               Denver, CO 80202

          Each Party may change its address for notices by providing notice as provided in this Paragraph.

                                         LIFELINE NUTRACEUTICALS CORP.

                                         By:
                                            -----------------------------------
                                               William Driscoll, President

STATE OF COLORADO      )
                       )ss.
COUNTY OF Denver       )

     The foregoing instrument was acknowledged before me this day of , 2005, by William Driscoll, President of Lifeline Nutraceuticals Corp.

     Witness my hand and seal.

                                                     Notary Public
         [SEAL]                                      My commission expires:

                                       AND

                                         LIFELINE THERAPEUTICS, INC.

                                         By:
                                            -----------------------------------
                                               William Driscoll, President

STATE OF COLORADO       )
                        )ss.
COUNTY OF DENVER        )

     The foregoing instrument was acknowledged before me this day of , 2005, by William Driscoll, President of Lifeline Therapeutics, Inc.

     Witness my hand and seal.

                                                     Notary Public
               [SEAL]                                My commission expires:

                                                     MICHAEL BARBER

                                                     ---------------------------
                                                      Michael Barber


STATE OF COLORADO     )
                      )ss.
COUNTY OF             )

     The foregoing instrument was acknowledged before me this of , -------- -------------- 2005, by Michael Barber, an individual residing at
------------------------------------------------------------------------------.

     Witness my hand and seal.


                                                     Notary Public
                 [SEAL]                              My commission expires:

APPROVED AS TO FORM:





By: Martin D. Litt, #23716
Attorney(s)for Michael Barber
         Holme Roberts & Owen LLP
1700 Lincoln, Ste. 4100
(303)- 861-7000


GREENBERG TRAURIG



By: James R. Prochnow, #6195
Attorneys for Lifeline Nutraceuticals Corp. and Lifeline
Therapeutics, Inc.
1200 17th Street, Suite 2400
Denver, CO 80202
303-572-6500

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                                    Exhibit A
                              Form of Stock Powers

                                    Exhibit B
                             Form of Promissory Note


                                       20